UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2007

VITA EQUITY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51163

(Commission File Number)

98-0371180

(IRS Employer Identification No.)

Suite 314 – 837 West Hastings Street, Vancouver, British Columbia V6C 3N6

(Address of principal executive offices and Zip Code)

604-684-6412

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 5, 2007 we entered into a letter agreement with Brandon C. Truaxe, Julio Torres and CMMG Finance Inc. to acquire all of the issued and outstanding shares of Euoko, Inc., a company located in Toronto, Ontario which develops and sells skin care products.

Closing conditions of the agreement include, our company closing a private placement of $171,080 consisting of 728,000 common shares at a purchase price of $0.235, voluntary pooling agreements to be entered into by Brandon C. Truaxe and Julio Torres, the sell-off of our current business equal to our current debt, and other conditions as set out in the letter agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Closing of this transaction is expected to take place on or before June 30, 2007, or at such other date as the parties may agree.

Item 3.02	Unregistered Sales of Equity Securities

On April 5, 2007, we closed a private placement of 728,000 Common shares at a purchase price of $0.235 per Share to one (1) non U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) for gross proceeds of $171,080. The Shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.01	Changes in Control of Registrant

As of April 4, 2007, Brandon C. Truaxe has acquired 10,504,000 common shares of our capital stock. The shares were purchased through private transactions with various shareholders of our company, including 2,379,000 common shares from our president Dwight Webb and 1,534,000 by Stuart McPherson, an owner who previously held greater than 5% of our common shares. Total gross proceeds of $25,000 were provided to the various shareholders from Brandon Truaxe personally.

The acquisition of 10,504,000 common shares by Brandon C. Truaxe represents 30.56% of our issued and outstanding common shares.

As of April 4, 2007, Julio Torres has acquired 1,755,000 common shares of our capital stock. The shares were purchased through private transactions with various shareholders of our company. Total gross proceeds of $6,750 were provided to the various shareholders from Julio Torres personally.

The acquisition of 1,755,000 common shares by Julio Torres represents 5.11% of our issued and outstanding common shares.

Except as disclosed in this Form 8-K, all information contained in our annual and quarterly filings as filed on Edgar remains the same.

Item 9.01	Financial Statements and Exhibits
10.1	Letter Agreement dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA EQUITY INC.

/s/ Dwight Webb

Dwight Webb

President and Director

Date:	April 25, 2007